Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated September 3, 2020 relating to the consolidated financial statements of Misonix, Inc., appearing in the Annual Report on Form 10-K of Misonix, Inc. for the year ended June 30, 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Jericho, New York

April 22, 2021